Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-3 No. 333-261030) of Whole Earth Brands, Inc.,
2.Registration Statement (Form S-3 No. 333-262535) of Whole Earth Brands, Inc., and
3.Registration Statement (Form S-8 No. 333-248764) pertaining to the Long-Term Incentive Plan of Whole Earth Brands, Inc.;
of our report dated March 14, 2022, with respect to the combined and consolidated financial statements of Whole Earth Brands, Inc. included in this Annual Report (Form 10-K) of Whole Earth Brands, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

New York, New York
March 14, 2022